Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Liberty Global 401(k) Savings Plan - Puerto Rico
Englewood, Colorado

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-189223) of Liberty Global plc of our report dated June 21, 2013, pertaining to the financial statements and supplemental schedules of the Liberty Global 401(k) Savings Plan - Puerto Rico as of December 31, 2012 and 2011 and for the year ended December 31, 2012 appearing in this Annual Report on Form 11-K.

/s/ Anton Collins Mitchell LLP

Denver, Colorado
June 21, 2013